Exhibit 10.8(c)

AMENDMENT NO. 3 AND JOINDER

TO THE

MASTER LOAN AND SECURITY AGREEMENT

AMENDMENT NO. 3, dated as of January 7, 2005 (this “Amendment”), to the Master Loan and Security Agreement, dated as of October 21, 2004 (as previously amended, supplemented or otherwise modified, the “Existing Loan Agreement”; as amended hereby and as further amended, restated, supplemented or otherwise modified and in effect from time to time, the “Loan Agreement”), among AAMES CAPITAL CORPORATION (“Aames Capital”), AAMES FUNDING CORPORATION (“Aames Funding”, together with Aames Capital, collectively, the “Existing Borrowers”), AAMES INVESTMENT CORPORATION (“Aames Investment”, together with Existing Borrowers, the “Borrowers”, each a “Borrower”) and MORGAN STANLEY BANK (the “Lender”). Capitalized terms used but not otherwise defined herein shall have the meanings given to them in the Existing Loan Agreement.

RECITALS

The Existing Borrowers and the Lender are parties to the Existing Loan Agreement.

The Borrowers, the Lenders and the Agent have agreed, subject to the terms and conditions hereof, that the Existing Loan Agreement shall be amended to make Aames Investment, a “Borrower” under the Loan Agreement and to effect certain other changes as set forth in this Amendment.

The Borrowers and the Lender have also agreed, subject to the terms and conditions hereof, that the Existing Loan Agreement shall be amended to join Aames Investment as a Borrower, to increase the Maximum Credit from $350,000,000 to $500,000,000 (the $150,000,000 amount of such increase, the “Increase Amount”) and to effect such other changes as are indicated in this Amendment.

Accordingly, the Borrowers and the Lender hereby agree, in consideration of the mutual premises and mutual obligations set forth herein, the receipt and sufficiency of which is hereby acknowledged, that the Existing Loan Agreement is hereby amended as follows:

SECTION 1. Amendments.

1.1 Section 1.01 of the Existing Loan Agreement is hereby amended by adding the following new definitions in proper alphabetical order:

“Adjusted Indebtedness” shall mean an amount equal to Total Indebtedness less any outstanding non-recourse real estate investment trust portfolio debt.

“REIT Borrower” shall mean any Borrower which has REIT Status.

“REIT Distribution Requirement” shall mean distributions reasonably necessary for each REIT Borrower to maintain its REIT Status or not be subject to corporate level tax based on income or to excise tax under Section 4981 of the Code.

“REIT Status” shall mean with respect to any Person, such Person’s status as a real estate investment trust, as defined in Section 856(a) of the Code, that satisfies the conditions and limitations set forth in Section 856(b) and 856(c) of the Code.

1.2 Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of Maximum Credit in its entirety and inserting the following new definition in lieu thereof:

“Maximum Credit” shall mean $500,000,000; provided, that the aggregate outstanding principal amount of all Loans made to Aames Investment and Aames Capital shall at no time exceed $499,000,000.

1.3 Section 1.01 of the Existing Loan Agreement is hereby amended by replacing the words “Aames Capital” in the definition of Net Income with the words “Aames Investment”.

1.4 Section 1.01 of the Existing Loan Agreement is hereby amended by deleting the definition of Total Indebtedness in its entirety and inserting the following new definition in lieu thereof:

“Total Indebtedness” shall mean, for any period, the aggregate Indebtedness of Aames Investment, as applicable, during such period.

1.5 Section 6 of the Existing Loan Agreement is hereby amended by adding a new Section 6.20 to read in its entirety as follows:

“6.20 Real Estate Investment Trust. No REIT Borrower has engaged in any material “prohibited transactions” as defined in Section 857(b)(6)(B)(iii) and (C) of the Code. Each REIT Borrower for its current “tax year” (as defined in the Code) is and for all prior tax years subsequent to its election to be a real estate investment trust has been entitled to a dividends paid deduction under the requirements of Section 857 of the Code with respect to any dividends paid by it with respect to each such year for which it claims a deduction in its Form 1120-REIT filed with the United States Internal Revenue Service for such year.”

1.6 Section 7.01(a) and (b) of the Existing Loan Agreement is hereby amended by deleting such Section in its entirety and inserting the following new Section 7.01(a) and (b) in lieu thereof:

“7.01 Financial Statements. Aames Investment shall deliver to the Lender:

(a) as soon as available and in any event within forty-five (45) days after the end of each of the first three quarterly fiscal periods of each fiscal year, the unaudited consolidated balance sheets of the Aames Investment and its consolidated Subsidiaries, as at the end of such quarter and the related unaudited consolidated statements of income and retained earnings and of cash flows for the Aames Investment and its consolidated Subsidiaries, for such quarter and the portion of the fiscal year through the end of such quarter, setting forth in each case in comparative form the figures for the previous year, accompanied by a certificate of a Responsible Officer of each of Aames Investment, which certificate shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Aames Investment and its consolidated Subsidiaries, in accordance with GAAP, consistently applied, as at the end of, and for, such quarter (subject to normal year-end audit adjustments);

(b) as soon as available and in any event within ninety (90) days after the end of each fiscal year of Aames Investment, the consolidated balance sheets of Aames Investment and its consolidated Subsidiaries, as at the end of such fiscal year and the related consolidated statements of income and retained earnings and of cash flows for Aames Investment and its consolidated Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous year, accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall not be qualified as to scope of audit or going concern and shall state that said consolidated financial statements fairly present the consolidated financial condition and results of operations of Aames Investment and its consolidated Subsidiaries, as applicable, as at the end of, and for, such fiscal year in accordance with GAAP, and a certificate of such accountants stating that, in making the examination necessary for their opinion, they obtained no knowledge, except as specifically stated, of any Default or Event of Default;”

1.7 Section 7.13 of the Existing Loan Agreement is hereby amended by adding the following words to the end thereof:

“, except distributions in cash or other property to the extent required to satisfy the REIT Distribution Requirement.”

1.8 Section 7.14 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

“7.14 Financial Covenants.

(a) Maintenance of Tangible Net Worth. Aames Investment shall not permit Tangible Net Worth at any time to be less than the sum of $250,000,000 plus 50% of any additional equity raised in a public offering by Aames Investment after the Amendment Effective Date.

(b) Maintenance of Ratio of Total Indebtedness to Tangible Net Worth. Aames Investment shall not permit the ratio of Total Indebtedness to Tangible Net Worth at any time to be greater than 15.00 to 1.00.

(c) Maintenance of Ratio of Adjusted Indebtedness to Tangible Net Worth. Aames Investment shall not permit the ratio of Adjusted Indebtedness to Tangible Net Worth at any time to be greater than 5.50 to 1.00.

(d) Maintenance of Profitability. Aames Investment shall not permit Net Income before tax, generated over any two consecutive fiscal quarters, measured on the last day of each fiscal quarter, to be less than $1.00, commencing with respect to the two consecutive fiscal quarters ending on June 30, 2005.

(e) Maintenance of Liquidity. Aames Investment shall, as of the end of any calendar quarter, have unencumbered Cash Equivalents, cash and available borrowing capacity on unencumbered assets that could be drawn against (taking into account required haircuts) under committed warehouse or working capital facilities, on a consolidated basis in an amount greater than or equal to $65,000,000.”

1.9 Section 7.15 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

“7.15 [Reserved].”

1.10 Section 7.17 of the Existing Loan Agreement is hereby amended and restated in its entirety as follows:

“7.17 [Reserved].”

SECTION 2. Joinder Agreement. From and after the Amendment Effective Date (defined below), Aames Investment shall be a “Borrower” under the Loan Agreement with all of the rights, powers and obligations of a Borrower thereunder and all references to the “Borrowers” in the Loan Agreement and the other Loan Documents shall be deemed to include, in any event, Aames Investment.

SECTION 3. Conditions Precedent. This Amendment and its provisions shall become effective on the first date (the “Amendment Effective Date”) on which all of the following conditions precedent shall have been satisfied:

3.1 On the Amendment Effective Date, the Lender shall have received the following documents, each of which shall be satisfactory to the Lender in form and substance:

(a) Amendment. This Amendment, executed and delivered by a duly authorized officer of each of the Borrowers and the Lender.

(b) Secretary’s Certificates. A certificate of the Secretary or Assistant Secretary of each Borrower, substantially in the form of Exhibit B hereto, dated as of the date hereof, and

(i) (A) with respect to each Existing Borrower, certifying that since the Effective Date of the Existing Loan Agreement there have been no changes to any of the organizational documents of such Borrower delivered pursuant to Section 5.01 of the Existing Loan Agreement and (B) with respect to Aames Investment, attaching certified copies of the charter and by-laws (or equivalent documents) of such Borrower,

(ii) certifying as to the incumbency and specimen signature of each officer executing this Amendment on behalf of such Borrower,

(iii) attaching a copy of the resolutions of the Board of Directors of such Borrower authorizing (A) the execution, delivery and performance of this Amendment, and (B) the borrowings contemplated under the Loan Agreement, and

(iv) attaching certificates dated as of a recent date from the Secretary of State or other appropriate authority, evidencing the good standing of such Borrower in the jurisdiction of its organization.

(c) Custodial Agreement Amendment. That certain Amendment No. 1 and Joinder to Custodial Agreement, dated the date hereof, executed and delivered by a duly authorized officer of each of the Borrowers, the Lender and Deutsche Bank National Trust Company, in its capacity as custodian.

(d) New Note. An amended and restated promissory note, substantially in the form of Exhibit A hereto, executed and delivered by a duly authorized officer of each of the Borrowers.

(e) Legal Opinions. Legal opinions of internal and outside counsel to the Borrowers.

(f) Fee Letter. That certain fee letter, dated the date hereof (the “Fee Letter”), executed and delivered by a duly authorized officer of each of the Borrowers and the Lender.

(g) Other Documents. Such other documents as the Lender or counsel to the Lender may reasonably request.

3.2 Increase Fee. On or before the Amendment Effective Date, the Lender shall have received payment of the Increase Fee (as defined in the Fee Letter) in accordance with the Fee Letter.

3.3 No Default. On the Amendment Effective Date, (i) each Borrower shall be in compliance with all the terms and provisions set forth in the Loan Agreement on its part to be observed or performed, (ii) the representations and warranties made and restated by the Borrowers pursuant to Section 4 of this Amendment shall be true and complete on and as of such date with the same force and effect as if made on and as of such date, and (iii) no Default or Event of Default shall have occurred and be continuing on such date.

SECTION 4. Representations and Warranties. Each Borrower hereby represents and warrants to the Lender that it is in compliance with all the terms and provisions set forth in the Loan Documents on its part to be observed or performed, and that no Default or Event of Default has occurred or is continuing, and hereby confirms and reaffirms the representations and warranties contained in Section 6 of the Loan Agreement.

SECTION 5. Limited Effect. Except as expressly amended and modified by this Amendment, the Existing Loan Agreement shall continue to be, and shall remain, in full force and effect in accordance with its terms; provided, however, that all references therein and herein to the “Loan Documents” shall be deemed to include, in any event, this Amendment and each reference to the Loan Agreement in any of the Loan Documents shall be deemed to be a reference to the Existing Loan Agreement as amended hereby. The execution of this Amendment by the Lender shall not operate as a waiver of any of its rights, powers or privileges under the Loan Agreement or under any of the other Loan Documents, except as expressly set forth herein.

SECTION 6. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument. Delivery of an executed counterpart of a signature page to this Amendment in Portable Document Format (PDF) or by facsimile transmission shall be effective as delivery of a manually executed original counterpart thereof.

SECTION 7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

[SIGNATURES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the day and year first above written.

BORROWERS

AAMES CAPITAL CORPORATION

By	/s/ Jon D. Van Deuren
Name:	Jon D. Van Deuren
Title:	Senior Vice President

AAMES FUNDING CORPORATION

By	/s/ Jon D. Van Deuren
Name:	Jon D. Van Deuren
Title:	Senior Vice President

AAMES INVESTMENT CORPORATION

By	/s/ Jon D. Van Deuren
Name:	Jon D. Van Deuren
Title:	Senior Vice President

LENDER

MORGAN STANLEY BANK

By	/s/ Paul Najarian
Name:	Paul Najarian
Title:	Vice President